Exhibit 10.64

SIXTH AMENDMENT OF LEASE

     THIS SIXTH AMENDMENT OF LEASE (this “Amendment”) is made as of this 13th day of May, 2004 by and between M.O.R. CBC LLC, a Maryland limited liability company (“Landlord”), and MARTEK BIOSCIENCES CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

     WHEREAS, Landlord and Tenant are the lessor and the lessee, respectively, under the Existing Lease (herein defined), pursuant to which Landlord demises to Tenant, and Tenant leases from Landlord, the Existing Premises (herein defined) in that certain building known as 6480 Dobbin Road in Columbia, Howard County, Maryland; and

     WHEREAS, Landlord and Tenant wish to enter into this Amendment to extend the term of the Existing Lease, expand the size of the premises demised by Landlord to Tenant pursuant to the Existing Lease, and modify certain of the other terms and conditions of the Existing Lease, including, without limitation, the terms and conditions of the Existing Lease governing the payment of Minimum Monthly Rent (as such term is defined in the Existing Lease and also sometimes referred to in the Existing Lease as “Basic Annual Rent”) by Tenant to Landlord.

AGREEMENTS

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows, intending their agreements to be made under seal:

     Section 1.  Definitions.

     The following defined terms, when and as used in this Amendment, shall have the meanings herein ascribed to them. To the extent a defined term is used in this Amendment which is not defined in this Amendment, it shall have the meaning in this Amendment which is ascribed to such defined term in the Existing Lease, to the extent that a meaning for such defined term is set forth in the Existing Lease.

     (a) “Additional Premises” means that certain space adjacent to the Existing Premises, consisting of approximately 8,663 square feet, as more particularly shown on Exhibit A attached to and hereby made a part of this Amendment.

     (b) “Additional Premises Occupancy Date” means the date of this Amendment.

     (c) “Building” means that certain building located in Columbia, Howard County, Maryland known as 6480 Dobbin Road.

     (d) “Existing Lease” means that certain Lease (the “Original Lease”) dated August 15, 1992 between Original Landlord, as lessor, and Tenant, as lessee, with respect to the Existing Premises, together with all addenda, exhibits, riders and supplements thereto and all amendments and modifications thereof made prior to the date of this Amendment (including, without limitation, (i) that certain Lease Modification Agreement dated October 14, 1993 made between Original Landlord and Tenant (the “First Amendment”), (ii) that certain Second Lease Modification Agreement dated September 27, 1994 made between Original Landlord and Tenant (the “Second Amendment”), (iii) that certain Third Amendment of Lease dated August 1, 1997 made between First Successor Landlord and Tenant (the “Third Amendment”), (iv) that certain Fourth Amendment of Lease dated August 5, 1998 made between First Successor Landlord and Tenant (the “Fourth Amendment”), and (v) that certain Fifth Amendment of Lease dated as of November 21, 2002 made between Landlord and Tenant (the “Fifth Amendment”)). All of the right, title and interest of Original Landlord, as lessor under and with respect to the Original Lease, as modified by the First Amendment and the Second Amendment, was assigned and conveyed prior to the date of the Third Amendment by Original Landlord to First Successor Landlord. Landlord is successor-in-interest to First Successor Landlord as lessor under and with respect to the Existing Lease.

     (e) “Existing Premises” means that certain space, as more particularly described in the Existing Lease, located in the Building and consisting of approximately 44,662 square feet.

     (f) “Expanded Premises” means, collectively, the Existing Premises and Additional Premises. The Expanded Premises comprises, collectively, 53,325 square feet and all of the space within the Building.

     (g) “First Successor Landlord” means M.O.R. Columbia Limited Partnership, a Maryland limited partnership.

     (h) “Force Majeure” means the occurrence of any of the following events, as affecting the performance by Landlord of any of the obligations of Landlord set forth in this Amendment (other than obligations relating thereto to make payments or to pay money): (i) a strike; (ii) a lockout; (iii) labor disputes; (iv) acts of God; (v) the ability to obtain labor or materials or reasonable substitutes therefor; (vi) governmental restrictions, regulations, approvals or controls; (vii) delays in the issuance of permits; (H) enemy, terrorist or hostile governmental actions; (viii) civil commotions; (ix) fire or other casualties; (x) adverse weather conditions; and/or (xi) any other causes beyond the reasonable control of Landlord.

     (i) “Lease” means the Existing Lease, as amended by this Amendment.

     (j) “Original Landlord” means Aetna Life Insurance Company.

     Section 2. Extension of Original Term of Existing Lease.

     The original term of the Existing Lease (as previously extended and expiring on November 30, 2004) is hereby further extended through 11:59 p.m., local time, on January 31, 2011. That portion of the original term of the Existing Lease, as so further extended, commencing on December 1, 2004 and ending on January 31, 2011 is hereinafter sometimes called the “Extended Term”. That portion of the original term of the Existing Lease occurring prior to December 1, 2004 is hereinafter sometimes referred to as the “Initial Term”. From and after the date of this Amendment, the original term of the Existing Lease shall be deemed to be comprised of the Initial Term and the Extended Term, as the same may be extended or renewed in accordance with the terms and conditions of this Amendment and/or any amendments to the Lease made after the date of this Amendment between Landlord and Tenant.

     Section 3. Leasing of Additional Premises.

     Commencing on the Additional Premises Occupancy Date, Landlord shall lease the Additional Premises to Tenant, and Tenant shall rent the Additional Premises from Landlord, for the remainder of the Initial Term and for the Extended Term (as the same may be extended or renewed in accordance with the terms and conditions of this Amendment and/or any amendments to the Lease made after the date of this Amendment between Landlord and Tenant), all in accordance with the terms and conditions of the Lease. From and after the Additional Premises Occupancy Date, the defined term “Premises”, as such defined term is defined and used in the Lease, for all intents and purposes of the Lease, shall mean and refer to the Expanded Premises. For all intents and purposes of the Lease, as the context shall require, the defined term “Premises”, as such defined term is defined and used in the Lease with respect to all portions of the original term of the Lease occurring prior to the Additional Premises Occupancy Date, shall refer only to the Existing Premises.

     Section 4. Minimum Monthly Rent Payable for Expanded Premises With Respect to Certain Portion of Initial Term and Extended Term.

     Notwithstanding anything to the contrary set forth in the Existing Lease, the Minimum Monthly Rent (as such defined term is defined and used in the Lease) payable by Tenant to Landlord for the Expanded Premises with respect to that portion of the Initial Term commencing on the Additional Premises Occupancy Date and ending on November 30, 2004 and the Extended Term shall be the following:

	Annual	Monthly Installment of	Annual Minimum
Period of Time During Certain Portion of	Minimum	Minimum Monthly	Monthly Rent Per
Initial Term and Extended Term	Monthly Rent	Rent	Square Foot
Additional Premises Occupancy Date to November 30, 2004	$613,237.50	$51,103.13	$11.50
December 1, 2004 to January 31, 2005	$613,237.50	$51,103.13	$11.50
February 1, 2005 to January 31, 2006	$628,568.44	$52,380.70	$11.79
February 1, 2006 to January 31, 2007	$644,282.65	$53,690.22	$12.08
February 1, 2007 to January 31, 2008	$660,389.72	$55,032.48	$12.38
February 1, 2008 to January 31, 2009	$676,899.46	$56,408.29	$12.69
February 1, 2009 to January 31, 2010	$693,821.95	$57,818.50	$13.01

	Annual	Monthly Installment of	Annual Minimum
Period of Time During Certain Portion of	Minimum	Minimum Monthly	Monthly Rent Per
Initial Term and Extended Term	Monthly Rent	Rent	Square Foot
February 1, 2010 to January 31, 2011	$711,167.50	$59,263.96	$13.34

     Section 5. Additional Rent.

     (a) Effective as of the Additional Premises Occupancy Date, the defined terms “Pro Rata Percentage”, “pro rata share”, and “proportionate share”, as pertaining to the Premises (and as such defined terms are used in the Existing Lease), shall be increased to 100.0%. Notwithstanding the foregoing, for all intents and purposes of the Lease with respect to those portions of the term of the Lease occurring prior to the Additional Premises Occupancy Date, the defined terms “Pro Rata Percentage”, “pro rata share”, and “proportionate share”, as such defined terms are used with respect to the Premises, shall continue to have the meaning and the values ascribed to such defined term in the Existing Lease, as the context shall require.

     (b) Subject to the terms and conditions of Section 5(a) of this Amendment, all of the terms and conditions of the Existing Lease governing the payment by Tenant to Landlord of “additional rent” (including, without limitation, payments by Tenant in regard to “Real Property Taxes”, “Taxes”, “Common Area Expenses” and for Landlord’s insurance costs) for the Existing Premises with respect to the Initial Term shall also be applicable, as the context shall require, with respect to the leasing by Landlord to Tenant of the Additional Premises with respect to that portion of Initial Term commencing on the Additional Premises Occupancy Date.

     (c) Subject to the terms and conditions of Section 5(a) of this Amendment, all of the terms and conditions of the Existing Lease governing the payment by Tenant to Landlord of “additional rent” (including, without limitation, payments by Tenant in regard to “Real Property Taxes”, “Taxes”, “Common Area Expenses” and for Landlord’s insurance costs) for the Expanded Premises with respect to the Initial Term shall remain applicable, as the context shall require, with respect to the leasing by Landlord to Tenant of the Expanded Premises with respect to the Extended Term.

     Section 6. Tenant Improvements.

     (a) For purposes of this Amendment, “Tenant Repair HVAC Units” means, collectively, the heating, ventilating and air conditioning units serving the Expanded Premises that are as of the date of this Amendment located on the roof of the Building, as more particularly described in Exhibit B attached to and hereby made a part of this Amendment. For purposes of this Amendment, “Tenant HVAC Improvements” means, collectively, the alterations and improvements to the heating, ventilating and air conditioning systems serving the Expanded Premises that are to be constructed and/or installed by Tenant at the Expanded Premises in accordance with the terms and conditions of Section 6 of this Amendment, including, without limitation, the installation of new rooftop heating, ventilating and air conditioning units to serve the Expanded Premises in lieu of the Tenant Repair HVAC Units. For purposes of this Amendment, “Cost of Tenant HVAC Improvements” means, collectively, the following, if and as actually and reasonably incurred and paid by Tenant in connection with the construction and/or installation by Tenant of the Tenant HVAC Improvements: (i) all hard or direct costs; (ii) all costs of architectural, engineering and planning services; and (iii) all costs of building permits and other necessary governmental approvals. For purposes of this Amendment, “Tenant HVAC Improvements Allowance” means the sum of $300,219.75.

     (b) For purposes of this Amendment, “Other Tenant Improvements” means, collectively, (i) certain alterations and improvements other than the Tenant HVAC Improvements to be constructed and/or installed in the Expanded Premises by Tenant in accordance with the terms and conditions of Section 6 of this Amendment, and (ii) certain furniture, furnishings and trade fixtures, unrelated to the Tenant HVAC Improvements, to be installed, and/or used at the Expanded Premises by Tenant in accordance with the terms and conditions of Section 6 of this Amendment. For purposes of this Amendment, “Cost of Other Tenant Improvements” means, collectively, the following, if and as actually and reasonably incurred and paid by Tenant in connection with the construction and/or installation by Tenant of the Other Tenant Improvements: (A) all hard or direct costs; (B) all costs of architectural, engineering and planning services; and (C) all costs of building permits and other necessary governmental approvals. For purposes of this Amendment, “Other Tenant Improvements Allowance” means the sum of $799,875.00. For purposes of this Amendment, the Tenant HVAC Improvements and the Other Tenant Improvements are sometimes referred to, collectively, as the “Tenant Improvements”.

     (c) Tenant has heretofore advised Landlord that on or before that date which is eighteen (18) months after the date of this Amendment, Tenant wishes to construct and/or install the Tenant Improvements in the Expanded Premises. The Tenant Improvements shall be identified by Tenant and approved by Landlord (such approval of Landlord not to be unreasonably withheld, conditioned or delayed) after the date of this Amendment and in accordance with and subject to the terms and conditions of Section 6 of this Amendment. Landlord hereby consents to the construction and/or installation by Tenant of the Tenant Improvements in accordance with the terms and conditions of Section 6 of this Amendment; provided, however, that Tenant shall not commence the construction and/or installation of any of the Tenant Improvements unless and until all of the following shall have occurred: (i) Landlord shall have approved in writing in all respects (such approval of Landlord not to be unreasonably withheld, conditioned or delayed), the final scope of the Tenant Improvements and the final construction drawings, plans and specifications describing the Tenant Improvements (such final construction drawings, plans and specifications describing the Tenant Improvements, as approved by Landlord and Tenant, being sometimes hereinafter referred to, collectively, as the “Tenant Improvements Plans”); (ii) Landlord shall have approved in writing (such approval of Landlord not to be unreasonably withheld, conditioned or delayed) the general contractor to be employed by Tenant in connection with the construction and/or installation of the Tenant Improvements (the “Tenant Improvements Contractor”) and the terms and conditions of the construction contract to be entered into between Tenant and the Tenant Improvements Contractor in connection with the construction and/or installation of the Tenant Improvements; (iii) Tenant shall have delivered to Landlord certificates of insurance or other evidence of insurance satisfactory to Landlord, in Landlord’s reasonable discretion, showing that Tenant, the Tenant Improvements Contractor and all subcontractors and materialsmen involved in connection with the construction and/or installation of the Tenant Improvements shall have in full force and effect such builder’s risk, commercial general liability and other insurance coverages as shall be required by Landlord; and (iv) Tenant shall have obtained all building permits and all other federal, state and/or local governmental consents, permits and/or approvals, if any, required to be obtained in connection with the construction and/or installation of the Tenant Improvements. Landlord hereby approves The Heiserman Group of Bethesda, Maryland as the architect to be employed by Tenant in connection with the design, construction and installation of the Tenant Improvements (the “Tenant Improvements Architect”).

     (d) The Tenant Improvements shall be constructed and/or installed by Tenant at Tenant’s sole risk and in a first class manner, using new materials reasonably acceptable to Landlord. Tenant shall not take any action or fail to take any action, or permit any action to be taken or fail to be taken, as a result of which a lien shall be filed against or encumber the Expanded Premises and any such lien filed against or encumbering the Expanded Premises shall be discharged by Tenant, at Tenant’s sole cost and expense, not later than thirty (30) days after such filing or encumbrance. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) which may be suffered or incurred by Landlord in connection with, or in any way relating to, the construction and/or installation of the Tenant Improvements; provided, however, that the indemnification obligations of Tenant set forth in the preceding portions of this sentence shall not apply to any liabilities, losses, damages, costs or expenses suffered or incurred by Landlord, to the extent directly the result of gross negligence or willful misconduct on the part of Landlord or any of the agents, employees or contractors of Landlord. For purposes of this Amendment, “Tenant Improvements Completion Date” means that date as of which Tenant shall have completed the construction and/or installation of the Tenant Improvements. Tenant shall give prompt notice to Landlord of the occurrence of the Tenant Improvement Completion Date. Furthermore, not later than thirty (30) days after the Tenant Improvements Completion Date, Tenant shall deliver to Landlord, in form and substance reasonably satisfactory to Landlord in all respects, the following (collectively, the “Tenant Improvements Completion Items”): (i) a certificate, signed by the Tenant Improvements Architect and/or the Tenant Improvements Contractor, certifying to Landlord and Tenant that (A) the Tenant Improvements have been completed in all material respects in accordance with the Tenant Improvements Plans and (B) the Tenant Improvements, as so completed, comply in all respects with all applicable federal, state and local laws, ordinances, rules and regulations pertaining thereto (including, without limitation, the Americans With Disabilities Act of 1990 and all regulations promulgated thereunder and all applicable zoning, planning and building laws, ordinances, codes, rules and regulations); (ii) a true and complete copy of the temporary or final certificate of occupancy issued with respect to the Tenant Improvements by the local governmental authority having jurisdiction with respect thereto or evidence that such local governmental authority shall have otherwise evidenced its approval of the Tenant Improvements in a manner reasonably satisfactory to Landlord; and (iii) true and complete final waivers and releases of liens with respect to the Tenant Improvements executed and delivered by the Tenant Improvements Contractor and all subcontractors and materialmen involved in connection therewith stating, among other things, that all monies due and owing to the Tenant Improvements Contractor or, as applicable, any such subcontractor or materialmen, in regard to the Tenant Improvements have been paid in full. Notwithstanding the foregoing, Tenant shall promptly supply to Landlord any final certificate of occupancy issued with respect to the Tenant Improvements by the local governmental authority having jurisdiction with respect thereto if a temporary certificate of occupancy shall have been provided by Tenant to Landlord in accordance with the preceding sentence of this paragraph as part of the Tenant Improvements Completion Items.

     (e) (i) Tenant shall pay for all costs and expenses whatsoever incurred by Tenant in connection with the construction and/or installation of the Tenant Improvements, including, without limitation, all of the items includable as parts of the Cost of Tenant HVAC Improvements and the Cost of Other Tenant Improvements; provided, however, Landlord shall reimburse Tenant (A) for items includable in the Cost of Tenant HVAC Improvements, but only in an amount not to exceed the amount of the Tenant HVAC Improvements Allowance, and (B) for items includable in the Cost of Other Tenant Improvements, but only in an amount not to exceed the amount of the Other Tenant Improvements Allowance. From time to time during the construction and/or installation of the Tenant Improvements (but not more frequently than once in any calendar month), Tenant shall have the right, at Tenant’s option, subject to the terms, conditions and limitations set forth in the preceding provision of Section 6(e)(i) and elsewhere in this Amendment and provided Tenant shall not be in default with respect to any of the agreements, covenants, obligations or undertakings of Tenant set forth in the Lease (which default on the part of Tenant shall have continued after the giving of all required notices by Landlord to Tenant and the expiration of all applicable grace periods), to request that Landlord reimburse Tenant (I) for costs and expenses includable in the Cost of Tenant HVAC Improvements that have actually been incurred and paid by Tenant in connection with the construction and/or installation of the Tenant HVAC Improvements, and/or (II) for costs and expenses includable in the Cost of Other Tenant Improvements that have actually been incurred and paid by Tenant in connection with the construction and/or installation of the Other Tenant Improvements.

          (ii) Any request made by Tenant for reimbursement in accordance with the terms and conditions of Section 6(e) of this Amendment shall be made pursuant to a written requisition (in the form of an AIA G703 Requisition or another form of requisition reasonably acceptable to Landlord) signed by Tenant, the Tenant Improvements Contractor and/or the Tenant Improvements Architect, certifying, in form and substance satisfactory to Landlord, in Landlord’s reasonable discretion, that (A) all of the work described in or covered by such requisition has been performed in accordance with the Tenant Improvements Plans and all applicable laws, ordinances, statutes, rules and regulations, (B) all prior advances of the Tenant HVAC Improvements Allowance and the Other Tenant Improvements Allowance have been used and applied for the purposes stated in prior requisitions, and (C) all materials covered by such requisition have been incorporated into the Tenant Improvements or adequately stored and insured at the Expanded Premises.

          (iii) Any request made by Tenant for reimbursement in accordance with the terms and conditions of Section 6(e) of this Amendment shall also include a certification by Tenant to Landlord, in form and substance satisfactory to Landlord, in Landlord’s reasonable discretion, that: (A) the amount requested for reimbursement by Tenant with respect to items includable in the Cost of Tenant HVAC Improvements, plus those amounts (if any) previously disbursed by Landlord for amounts includable in the Cost of Tenant HVAC Improvements, does not, as a percentage of the total of funds available to Tenant for payment of costs and expenses relating to the Tenant HVAC Improvements, exceed the percentage of completion of the Tenant HVAC Improvements as of the date of such requisition; (B) the undisbursed portion of the Tenant HVAC Improvements Allowance, plus such additional funds being made available by Tenant with respect to the construction and/or installation of the Tenant HVAC Improvements, is sufficient to achieve final completion of the Tenant HVAC Improvements in accordance with the Tenant Improvements Plans and the schedule for completion of the Tenant HVAC Improvements approved by Landlord and Tenant; (C) the amount requested for reimbursement by Tenant with respect to items includable in the Cost of Other Tenant Improvements, plus those amounts (if any) previously disbursed by Landlord for amounts includable in the Cost of Other Tenant Improvements, does not, as a percentage of the total of funds available to Tenant for payment of costs and expenses relating to the Other Tenant Improvements, exceed the percentage of completion of the Other Tenant Improvements as of the date of such requisition; (D) the undisbursed portion of the Other Tenant Improvements Allowance, plus such additional funds being made available by Tenant with respect to the construction and/or installation of the Other Tenant Improvements, is sufficient to achieve final completion of the Other Tenant Improvements in accordance with the Tenant Improvements Plans and the schedule for completion of the Other Tenant Improvements approved by Landlord and Tenant; and (E) the work and materials for which payment is requested has been physically incorporated into the Expanded Premises free and clear of any security interests, liens or encumbrances. In the event that a requisition for reimbursement made by Tenant in accordance with the terms and conditions of Section 6(e) of this Amendment is submitted in a form complying with the terms and conditions of Section 6(e) of this Amendment and all of the conditions precedent to Landlord’s obligation to fund any such reimbursement have been fulfilled, then and in any such event, Landlord shall fund such requisition not later than thirty (30) days after the date such requisition and all related materials shall have been submitted by Tenant to Landlord.

          (iv) Each requisition for reimbursement submitted by Tenant to Landlord in accordance with the terms and conditions of Section 6(e) of this Amendment shall be accompanied by: (A) such invoices, contracts, bills, vouchers, change orders and other statements and information as may be reasonably requested by Landlord; and (B) lien waivers from the Tenant Improvements Contractor and all subcontractors and suppliers receiving payments from prior advances of the Tenant HVAC Improvements Allowance and/or the Other Tenant Improvements Allowance. The aggregate of all advances made by Landlord from the Tenant HVAC Improvements Allowance at any time shall not exceed, in the opinion of Landlord, in its reasonable judgment, the value of the work done to and/or materials physically incorporated into the Expanded Premises as part of the construction and/or installation of the Tenant HVAC Improvements. The aggregate of all advances made by Landlord from the Other Tenant Improvements Allowance at any time shall not exceed, in the opinion of Landlord, in its reasonable judgment, the value of the work done to and/or materials physically incorporated into the Expanded Premises as part of the construction and/or installation of the Other Tenant Improvements.

          (v) Landlord shall have the right, at any time or times, to inspect the Tenant Improvements or any portions thereof, whether before or after making any advance of the Tenant HVAC Improvements Allowance and/or the Other Tenant Improvements Allowance, and shall have the right to condition funding of any requisition therefor requested by Tenant upon a satisfactory inspection and/or examination of the Tenant Improvements (or any portion thereof) by Landlord or an agent or representative of Landlord. Any such inspection and/or examination by Landlord or any of the agents or representatives of Landlord shall be for the sole benefit of Landlord and for ensuring that the Tenant Improvements are proceeding satisfactorily. In no event shall such inspection and/or examination be construed as (A) participation by Landlord in the construction and/or installation of the Tenant Improvements, (B) approval by Landlord of the quality of the Tenant Improvements, or (C) a warranty by Landlord that the Tenant Improvements comply with any applicable laws, ordinances, rules or regulations or the Tenant Improvements Plans.

          (vi) Following substantial completion of the Tenant Improvements, Tenant shall have the right to submit a “final requisition” to Landlord for funding with respect to the then remaining balances (if any) of the Tenant HVAC Improvements Allowance and/or the Other Tenant Improvements Allowance so long as such requisition shall meet all of the requirements for requisitions specified in the preceding terms and conditions of Section 6(e) of this Amendment, and provided further, as a condition to the obligation of Landlord to fund such final requisition, Tenant shall also supply to Landlord, in form and substance satisfactory to Landlord in all respects, in Landlord’s reasonable discretion, the Tenant Improvements Completion Items.

          (vii) If following completion of the Tenant Improvements and the determination by Landlord of the actual, final amounts of the Cost of Tenant HVAC Improvements and the Cost of Other Tenant Improvements, the actual, final Cost of Other Tenant Improvements shall be less than the amount of the Other Tenant Improvements Allowance (any such remainder of the Other Tenant Improvements Allowance being sometimes in this Amendment referred to as the “Other Tenant Improvements Allowance Remainder”), then and in such event, not later than ten (10) days after written demand shall be made therefor by Tenant of Landlord, Landlord shall reimburse Tenant, in an amount not to exceed the amount of the Other Tenant Improvements Allowance Remainder, for costs includable as part of the actual, final Cost of Tenant HVAC Improvements, if any, that exceeded the amount of the Tenant HVAC Improvements Allowance. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, Landlord shall have no obligation whatsoever to disburse any funds from the Tenant HVAC Improvements Allowance and/or the Other Tenant Improvements Allowance with respect to any requisition submitted by Tenant to Landlord for reimbursement from the same if such requisition shall not have been submitted by Tenant to Landlord in a form complying with the requirements of Section 6(e) of this Amendment on or before that date which is the second (2nd) anniversary of the date of this Amendment.

     (f) Notwithstanding anything to the contrary set forth elsewhere in this Amendment, Landlord shall have the right, at Landlord’s sole option and at Landlord’s sole cost and expense, to employ a construction management supervisor in connection with the construction and/or installation by Tenant of the Tenant Improvements. Tenant hereby acknowledges that the construction management supervisor employed by Landlord pursuant to the terms and conditions of this paragraph may be an affiliate of Landlord. Tenant shall cooperate, fully and in all reasonable respects, and shall cause its agents, employees and contractors to cooperate, fully and in all respects, with the work of any such construction management supervisor employed by Landlord.

     (g) For purposes of this Amendment, “To Be Removed Tenant Improvements” means those portions, items or aspects of the Tenant Improvements that Tenant shall be required to remove from the Expanded Premises in accordance with the terms and conditions of Section 6(g) of this Amendment on or before the expiration date of the term of the Lease or any earlier date as of which the term of the Lease shall terminate. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, at the time that Landlord shall give its written consent to Tenant regarding the scope of the Tenant Improvements and the Tenant Improvements Plans, as more particularly described in Section 6(c)(i) of this Amendment, Landlord and Tenant shall also agree in writing as to any To Be Removed Tenant Improvements. Except for the To Be Removed Tenant Improvements, Tenant shall have no right whatsoever pursuant to this Amendment to remove any of the Tenant Improvements on or before the expiration date of the term of the Lease or any earlier date as of which the term of the Lease shall terminate. Effective as of 12:01 a.m., local time, on the day after the expiration date of the term of this Lease or any earlier date as of which the term of the Lease shall terminate, all of the Tenant Improvements other than the To Be Removed Tenant Improvements shall become the property of Landlord and title thereto shall vest in Landlord fully and in all respects. Notwithstanding the foregoing, however, on or before the expiration date of the term of the Lease or any earlier date as of which the term of the Lease shall terminate, at Tenant’s sole cost and expense, (i) Tenant shall remove from the Expanded Premises all of the To Be Removed Tenant Improvements, and (ii) following such removal, Tenant shall restore the Expanded Premises to its condition as existing prior to the construction and/or installation of such To Be Removed Tenant Improvements, reasonable wear and tear and damage caused by casualty excepted. In the event that Tenant shall fail to fulfill any of the agreements or obligations of Tenant set forth in the preceding terms and conditions of this paragraph, Landlord shall have the right, at Landlord’s option, (A) to treat any of the To Be Removed Tenant Improvements not so removed by Tenant as having been abandoned by Tenant, and/or (B) to remove and dispose of the same at Tenant’s sole cost and expense, whereupon Tenant shall reimburse Landlord, not later than ten (10) days after written demand shall be made therefor by Landlord of Tenant, for all costs and expenses actually and reasonably incurred by Landlord in connection with any such removal and/or disposal. All of the agreements, covenants and undertakings of Tenant set forth in Section 6(g) of this Amendment shall survive the expiration date of the term of the Lease or any earlier date as of which the Lease shall be terminated.

     (h) Tenant hereby acknowledges and agrees that (i) Landlord has made no representations or warranties whatsoever to Tenant with respect to the Additional Premises, the condition of the Additional Premises, or the condition or suitability for use by Tenant of the Expanded Premises in connection with the business operations of Tenant during that portion of the Initial Term commencing on the Additional Premises Occupancy Date or the Extended Term, and (ii) Landlord has no obligation to Tenant whatsoever, pursuant to this Amendment or otherwise, with respect to the obtaining or maintaining during or prior to the Extended Term of any governmental approvals, consents, licenses, permits or certificates of use or occupancy (collectively, the “Governmental Authorizations”) other than the Landlord’s Work Governmental Authorizations (herein defined) that shall or may be a condition of, required or necessary for, or desired by Tenant in connection with, the use or occupancy of the Expanded Premises by Tenant pursuant to this Amendment and that all Governmental Authorizations other than the Landlord’s Work Governmental Authorizations that shall or may be such a condition of or so required, necessary or desired in connection with the use or occupancy of the Expanded Premises by Tenant pursuant to this Amendment shall be obtained and/or maintained by Tenant, at Tenant’s sole cost and expense. For purposes of this Amendment, “Landlord’s Work Governmental Authorizations” means all building permits and any other governmental approvals or certificates that shall be required by applicable law to be obtained in connection with the construction and/or installation of the Landlord’s Roof Work (as defined in Section 7 of this Amendment), the Additional Landlord Work (as defined in Section 8 of this Amendment), and the Other Work (as defined in Section 9 of this Amendment). The obtaining of any Governmental Authorizations shall not be a condition precedent to the commencement on the Additional Premises Occupancy Date of the leasing of the Additional Premises by Landlord to Tenant pursuant to this Amendment, the commencement of the Extended Term on December 1, 2004, or the effectiveness of any of the agreements, covenants or obligations of Tenant that pursuant to the terms and conditions of this Amendment commence on or after the Additional Premises Occupancy Date or on or after the first (1st) day of the Extended Term (including, without limitation, the covenants and obligations of Tenant set forth in this Amendment with respect to the payment of rent), as applicable. Tenant hereby acknowledges and agrees that (A) the Additional Premises are being leased to Tenant by Landlord in their “as is, where is and with all defects” condition as of the Additional Premises Occupancy Date, (B) the Existing Premises are being leased to Tenant by Landlord in their “as is, where is and with all defects” condition as of the first (1st) day of the Extended Term, and (C) subject to the terms and conditions of Section 7 of this Amendment (entitled “Landlord’s Roof Work”), Section 8 of this Amendment (entitled “Additional Landlord Work”), and Section 9 of this Amendment (entitled “Other Work”), Landlord shall have no obligation whatsoever, pursuant to this Amendment or otherwise, to make any alterations or improvements to or with respect to the Expanded Premises or any portion thereof.

     Section 7. Landlord’s Roof Work.

     (a) For purposes of this Amendment, “Landlord’s Roof Work” means the replacement of the entirety of the roof of the Building by Landlord in accordance with the terms and conditions of Section 7 of this Amendment. Subject to the occurrence of any event(s) of Force Majeure or any delay caused by Tenant, Landlord shall “Substantially Complete” the Landlord’s Roof Work not later than that date (the “Landlord’s Roof Work Substantial Completion Target Date”) which is one hundred eighty (180) Good Weather Days (herein defined) after the later to occur of: (i) the date of this Amendment; and (ii) the date (the “Tenant Roof Improvements Completion Date”) as of which Tenant shall deem all of the Tenant Improvements affecting the roof of the Building to have been completed in all respects by Tenant in accordance with the terms and conditions of this Amendment. For purposes of this Amendment, a “Good Weather Day” means any day other than a day occurring during the months of January, February or December. Tenant shall give prompt notice to Landlord of the occurrence of the Tenant Roof Improvements Completion Date. Landlord shall commence the construction and/or installation of the Landlord’s Roof Work as soon as practicable (weather permitting) after receiving notice from Tenant of the Tenant Roof Improvements Completion Date and shall thereafter diligently prosecute the completion of the Landlord’s Roof Work (including, without limitation, to the extent deemed practical and feasible by Landlord, in Landlord’s reasonable judgment, on days other than Good Weather Days). For purposes of this Amendment, the Landlord’s Roof Work shall be deemed to be “Substantially Complete” as of the date on which the general contractor or the architect employed by Landlord with respect to the construction and/or installation of the Landlord’s Roof Work shall certify in writing to Landlord that: (A) the Landlord’s Roof Work has been substantially completed in all material respects in accordance with the approved plans and specifications therefor; and (B) a temporary or permanent certificate of occupancy has been issued by the governmental authority having jurisdiction with respect to the Landlord’s Roof Work or the governmental authority having jurisdiction with respect to the Landlord’s Roof Work has otherwise evidenced its approval of the Landlord’s Roof Work. Landlord shall have no liability to Tenant whatsoever for any damages that Tenant may suffer as a result thereof or in connection therewith in the event that Landlord shall fail for any reason whatsoever to Substantially Complete the Landlord’s Roof Work on or before the Landlord’s Roof Work Substantial Completion Target Date other than (I) as set forth in Section 26 of this Amendment and (II) for such damages as Tenant shall suffer to the extent directly a result of the willful misconduct or negligence of Landlord; provided, however, in such event, Landlord shall Substantially Complete the Landlord’s Roof Work as soon as possible thereafter. Landlord shall complete any portions or aspects of the Landlord’s Roof Work which shall be incomplete as of the date of Substantial Completion of the Landlord’s Roof Work as soon as possible thereafter. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, neither the completion nor the Substantial Completion of the Landlord’s Roof Work or any portion thereof shall be deemed to be a condition precedent to the commencement of the Extended Term on the date for the same set forth in Section 2 of this Amendment, the leasing of the Additional Premises by Landlord to Tenant commencing on and as of the Additional Premises Occupancy Date, or to any of the agreements, covenants and obligations of Tenant set forth in this Amendment that commence, respectively, on or after the Additional Premises Occupancy Date or on or after the first (1st) day of the Extended Term (including, without limitation, all such agreements, covenants and obligations regarding the payment of rent).

     (b) The Landlord’s Roof Work shall be constructed and/or installed by Landlord using contractors (and subcontractors, if deemed necessary by Landlord) selected by Landlord, in Landlord’s reasonable discretion, as having experience in connection with the construction and/or installation of alterations and improvements similar in nature to the Landlord’s Roof Work. The Landlord’s Roof Work shall be constructed in accordance with all applicable federal, state and local laws, ordinances, rules and regulations. The Landlord’s Roof Work shall be constructed and/or installed by Landlord at Landlord’s sole risk and in a first class manner, using new materials, and otherwise upon such terms and conditions, and in such manner, as Landlord, in Landlord’s reasonable discretion, shall deem necessary and appropriate. All costs and expenses incurred by Landlord in connection with the construction and/or installation of the Landlord’s Roof Work shall be paid by Landlord, at Landlord’s sole cost and expense.

     Section 8. Additional Landlord Work.

     (a) For purposes of this Amendment, “Additional Landlord Work” means, collectively, the alterations and improvements to the exterior of the Expanded Premises to be constructed and/or installed by Landlord in accordance with the terms and conditions of Section 8 of this Amendment, as more particularly described in Exhibit C attached to and hereby made a part of this Amendment. Subject to the occurrence of any event(s) of Force Majeure and any delay caused by Tenant, Landlord shall “Substantially Complete” the Additional Landlord Work not later than that date (the “Additional Landlord Work Substantial Completion Target Date”) which is the later to occur of: (i) that date which is the first (1st) anniversary of the date of this Amendment; and (ii) that date which is one hundred eighty (180) days after the Tenant Improvements Completion Date. Tenant shall give prompt notice of the Tenant Improvements Completion Date to Landlord. For purposes of this Amendment, the Additional Landlord Work shall be deemed to be “Substantially Complete” as of the date on which the general contractor or the architect employed by Landlord with respect to the construction and/or installation of the Additional Landlord Work shall reasonably certify in writing to Landlord that: (A) the Additional Landlord Work has been substantially completed in all material respects and in accordance with all approved plans and specifications therefor (if any); and (B) a temporary or permanent certificate of occupancy has been issued by the governmental authority having jurisdiction with respect to the Additional Landlord Work or the governmental authority having jurisdiction with respect to the Additional Landlord Work has otherwise evidenced its approval of the Additional Landlord Work. Landlord shall have no liability to Tenant whatsoever for any damages that Tenant may suffer as a result thereof or in connection therewith in the event that Landlord shall fail for any reason whatsoever to Substantially Complete the Additional Landlord Work on or before the Additional Landlord Work Substantial Completion Target Date other than (I) as set forth in Section 26 of this Amendment and (II) for such damages as Tenant shall suffer to the extent directly as a result of the willful misconduct or negligence of Landlord; provided, however, in such event, Landlord shall Substantially Complete the Additional Landlord Work as soon as possible thereafter. Landlord shall complete any portions or aspects of the Additional Landlord Work which shall be incomplete as of the date of Substantial Completion of the Additional Landlord’s Work as soon as possible thereafter. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, neither the completion nor the Substantial Completion of the Additional Landlord Work or any portion thereof shall be deemed to be a condition precedent to the commencement of the Extended Term on the date for the same set forth in Section 2 of this Amendment, the leasing of the Additional Premises by Tenant to Landlord commencing on and as of the Additional Premises Occupancy Date, or to any of the agreements, covenants and obligations of Tenant set forth in this Amendment that commence, respectively, on or after the Additional Premises Occupancy Date or on or after the first (1st) day of the Extended Term (including, without limitation, all such agreements, covenants and obligations regarding the payment of rent).

     (b) The Additional Landlord Work shall be constructed and/or installed by Landlord using contractors (and subcontractors, if deemed necessary by Landlord) selected by Landlord, in Landlord’s reasonable discretion, as having experience in connection with the construction and/or instillation of alterations and improvements similar in nature to the Additional Landlord Work. The Additional Landlord Work shall be constructed and/or installed in accordance with all applicable federal, state and local laws, ordinances, rules and regulations. The Additional Landlord Work shall be constructed and/or installed by Landlord at Landlord’s sole risk, in a first class manner, using new materials, and otherwise upon such terms and conditions, and in such manner, as Landlord, in Landlord’s reasonable discretion, shall deem necessary and appropriate. All costs and expenses incurred by Landlord in connection with the construction and/or installation of the Additional Landlord Work shall be paid by Landlord, at Landlord’s sole cost and expense.

     (c) Landlord and Tenant hereby acknowledge that some of the Additional Landlord Work and/or the Other Work (as defined in Section 9 of this Amendment) may be performed by Landlord within the Expanded Premises at times during which Tenant shall be in occupancy of the Expanded Premises. Accordingly, Tenant hereby agrees that subject to Tenant’s Security Requirements (as defined in Section 8(d) of this Amendment), Landlord and the agents, employees and contractors of Landlord shall have the right to enter upon the Expanded Premises at any reasonable time or times (which may include, without limitation, weekends and hours other than the normal business hours of Tenant), upon reasonable prior oral or written notice for the purposes of performing the construction and/or installation of the Additional Landlord Work and/or the Other Work. In such regard, Landlord shall have no liability whatsoever to Tenant for any damages Tenant may suffer as a result of such entry and the performance of the Additional Landlord Work and/or the Other Work by Landlord or any of its agents, employees or contractors or for any interference with, or disruption to, the normal business operations of Tenant resulting therefrom other than any such damages that Tenant may suffer to the extent directly due to the negligence or willful misconduct of Landlord or any of the agents, employees or contractors of Landlord. Notwithstanding the preceding sentence, Landlord shall cooperate, and shall cause its agents, employees and contractors, to cooperate with Tenant in all reasonable respects so as to minimize any interference with or disruption to the normal business operations of Tenant being conducted at the Expanded Premises as a result of the construction and/or installation of the Additional Landlord Work and/or the Other Work within the Expanded Premises. Tenant shall cooperate, fully and in all respects, and shall cause its agents, employees and contractors to cooperate, fully and in all respects, with Landlord and the agents, employees and contractors of Landlord in the Expanded Premises from to time in order to complete the construction and/or installation of the Additional Landlord Work and/or the Other Work. In furtherance of the foregoing, at Tenant’s sole cost and expense, upon reasonable request made by Landlord or any of the agents, employees or contractors of Landlord at any time or times so as to facilitate the timely completion by Landlord of the Additional Landlord Work and/or the Other Work, Tenant shall move, remove or relocate, or cause to be moved, removed or relocated, to, from or within the Expanded Premises, any of Tenant’s equipment machinery, furniture, furnishings, inventory or other personal property that Landlord or any agent, employee or contractor of Landlord may seek to have so moved, removed or relocated. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, in connection with the performance and completion by Landlord and the agents, employees and contractors of Landlord of the Additional Landlord Work and/or the Other Work, (i) Landlord, any construction management supervisor of Landlord, and the employees of Landlord shall comply at all times with all applicable Tenant’s Security Requirements and (ii) Landlord shall use commercially reasonable efforts to cause its agents and contractors to comply at all times with all applicable Tenant’s Security Requirements.

     (d) For purposes of this Amendment, “Tenant’s Security Requirements” means, collectively, the conditions that shall be imposed upon Landlord and the agents, employees and contractors of Landlord in the Expanded Premises for the purposes of performing the Additional Landlord Work and/or the Other Work so as to address security concerns of Tenant, as approved in writing by Landlord and Tenant in accordance with the terms and conditions of this Amendment. Not later than that date which is thirty (30) days after the date of this Amendment, Landlord and Tenant shall meet with the architect to be employed by Landlord in connection with the design of the Additional Landlord Work and/or the Other Work to discuss those conditions which Tenant believes Tenant will need to impose upon Landlord and the agents, employees, and contractors of Landlord in the Expanded Premises for the purposes of performing portions of the Additional Landlord Work and the Other Work that affect the interior of the Expanded Premises so as to address security concerns of Tenant. Landlord and Tenant shall use commercially reasonable efforts, in good faith, to agree in writing in all respects not later than that date which is sixty (60) days after the date of this Amendment upon the scope and specifications of the Tenant’s Security Requirements. Notwithstanding the foregoing, the scope and specifications of the Tenant’s Security Requirements shall be subject to the prior written approval of Landlord in all respects (which prior written approval of Landlord shall not be unreasonably withheld, conditioned or delayed by Landlord). Notwithstanding anything to the contrary set forth elsewhere in this Amendment: (i) Landlord shall have no obligation whatsoever to commence the construction and/or installation of any of the Additional Landlord Work or any of the Other Work in accordance with the terms and conditions of this Amendment until such time as Landlord and Tenant shall have agreed, in all respects, upon the final scope and specifications of the Tenant’s Security Requirements; and (ii) if, notwithstanding the commercially reasonable efforts of Landlord and Tenant in such regard, Landlord and Tenant shall fail to agree upon the final scope and specifications of the Tenant’s Security Requirements on or before that date which is sixty (60) days after the date of this Amendment, then and in such event, each of the Additional Landlord’s Work Substantial Completion Target Date, the Windows/Doors Work Substantial Completion Target Date and the last date by which Landlord is to complete the installation of the New HVAC Unit in accordance with the terms and conditions of Section 9(b) of this Amendment shall be extended by the number of days in that period of time commencing on that date which is sixty (60) days after the date of this Amendment and ending on the day before the date as of which Landlord and Tenant shall agree upon the final scope and specifications of the Tenant’s Security Requirements. Furthermore, notwithstanding anything to the contrary set forth elsewhere in this Amendment and the commercially reasonable efforts of Landlord and Tenant in such regard, in the event that for any reason whatsoever on or before that date which is the second (2nd) anniversary of the date of this Amendment Landlord and Tenant shall fail to agree upon the final scope and specifications of the Tenant’s Security Requirements, then and in such event, Landlord shall have no further obligation whatsoever pursuant to this Amendment to construct and/or install the Additional Landlord Work or the Other Work.

     Section 9. Other Work.

     (a) For purposes of this Amendment, “Windows/Doors Work” means, collectively, the alterations and improvements to the Expanded Premises to be constructed and/or installed by Landlord in accordance with the terms and conditions of Section 9(a) of this Amendment, as more particularly described in Exhibit D attached to and hereby made a part of this Amendment. Subject to the occurrence of any event(s) of Force Majeure and any delay caused by Tenant, Landlord shall “Substantially Complete” the Windows/Doors Work not later than that date (the “Windows/Doors Work Substantial Completion Target Date”) which is the later to occur of (i) that date which is one hundred eighty (180) days after the date of this Amendment and (ii) the date as of which Landlord and Tenant shall agree in writing upon the scope and specifications of the Tenant’s Security Requirements. For purposes of this Amendment, the Windows/Doors Work shall be deemed to be “Substantially Complete” as of the date on which the general contractor or the architect employed by Landlord with respect to the construction and/or installation of the Windows/Doors Work shall certify in writing to Landlord that: (A) the Windows/Doors Work has been substantially completed in all material respects in accordance with the approved plans and specifications therefor, if any; and (B) a temporary or permanent certificate of occupancy has been issued by the governmental authority having jurisdiction with respect to the Windows/Doors Work or the governmental authority having jurisdiction with respect to the Windows/Doors Work has otherwise evidenced its approval of the Windows/Doors Work. Landlord shall have no liability to Tenant whatsoever for any damages that Tenant may suffer as a result thereof or in connection therewith in the event that Landlord shall fail for any reason whatsoever to Substantially Complete the Windows/Doors Work on or before the Windows/Doors Work Substantial Completion Target Date other than (I) as set forth in Section 26 of this Amendment and (II) for such damages as Tenant shall suffer to the extent directly a result of the willful misconduct or negligence of Landlord; provided, however, in such event, Landlord shall Substantially Complete the Windows/Doors Work as soon as possible thereafter. Landlord shall complete any portions or aspects of the Windows/Doors Work which shall be incomplete as of the date of Substantial Completion of the Windows/Doors Work as soon as possible thereafter. The Windows/Doors Work shall be constructed and/or installed by Landlord using contractors (and subcontractors, if deemed necessary by Landlord) selected by Landlord, in Landlord’s reasonable discretion, as having experience in connection with the construction and/or installation of alterations and improvements similar in nature to the Windows/Doors Work. The Windows/Doors Work shall be constructed and/or installed by Landlord, at Landlord’s sole risk, in a first class manner, using new materials, and otherwise upon such terms and conditions, and in such manner, as Landlord, in Landlord’s reasonable discretion, shall deem necessary and appropriate. The Windows/Doors Work shall be constructed and/or installed in accordance with all applicable federal, state and local laws, ordinances, rules and regulations. All costs and expenses incurred by Landlord in connection with the construction and/or installation of the Windows/Doors Work shall be paid by Landlord, at Landlord’s sole cost and expense.

     (b) For purposes of this Amendment, “Designated HVAC Unit” means that certain heating, ventilating and air conditioning unit located within the Expanded Premises as of the date of this Amendment manufactured by Carrier, having a model number of 50QD008610QC and a serial number of 3886G89111. For purposes of this Amendment, “New HVAC Unit” means the new heating, ventilating and air conditioning unit of comparable quality and capacity to the Designated HVAC Unit that in accordance with the terms and conditions of Section 9(b) of this Amendment is purchased by Landlord and installed in the Expanded Premises to replace the Designated HVAC Unit. Not later than that date which is sixty (60) days after the date of this Amendment, at Landlord’s sole cost and expense, Landlord shall purchase a New HVAC Unit and install the same within the Expanded Premises so as to replace the Designated HVAC Unit.

     (c) For purposes of this Amendment, “Other Work” means, collectively, the Windows/Doors Work and the replacement of the Designated HVAC Unit with the New HVAC Unit that is described in Section 9(b) of this Amendment. Notwithstanding anything to the contrary set forth elsewhere in this Amendment, neither the completion nor the Substantial Completion of the Other Work or any portion thereof shall be deemed to be a condition precedent to the commencement of the Extended Term on the date for the same set forth in Section 2 of this Amendment, the leasing of the Additional Premises by Landlord to Tenant commencing on and as of the Additional Premises Occupancy Date, or any of the agreements, covenants and obligations of Tenant set forth in this Amendment that commence, respectively, on or after the Additional Premises Occupancy Date and on or after the first (1st) day of the Extended Term (including, without limitation, all such agreements, covenants and obligations regarding the payment of rent).

     Section 10. Landlord Repair HVAC Units.

     (a) For purposes of this Amendment, “Landlord Repair HVAC Units” means, collectively, the heating, ventilating and air conditioning units serving the Expanded Premises located on the roof of the Building that are described in Exhibit E attached to and hereby made a part of this Amendment. For purposes of this Amendment, “Landlord Repair HVAC Unit” means, as the context shall require, one of the Landlord Repair HVAC Units. For purposes of this Amendment, “Major HVAC Unit Repair” means the repair or replacement, as applicable, of any of the following components or associated materials contained in, or being a part of, any Landlord Repair HVAC Unit: (i) plumbing; (ii) piping (other than refrigerant piping); (iii) switches; (iv) non-moving parts; (v) structural parts; (vi) insulation; (vii) compressors; (viii) heat exchangers; (ix) coils; (x) unit housing; (xi) internal framing; (xii) metal fabrications; (xiii) disconnect switches; and (xiv) circuit breakers. For purposes of this Amendment, “Landlord Repair HVAC Units Period” means that period of time commencing on the Additional Premises Occupancy Date and ending on the last day of the Extended Term.

     (b) If at any time during the Landlord Repair HVAC Units Period Tenant shall determine that (i) any Landlord Repair HVAC Unit shall require replacement, in its entirety, or (ii) a Major HVAC Unit Repair shall be required to be made with respect to any Landlord Repair HVAC Unit, then and in either of such events, Tenant shall have the right, at Tenant’s option, to give notice thereof to Landlord (a “Major Repair/Replacement Notice”). Notwithstanding anything to the contrary set forth elsewhere in this Amendment or in the Existing Lease (but subject to the terms and conditions of Section 10 of this Amendment), if at any time during the Landlord Repair HVAC Units Period Landlord shall receive a Major Repair/Replacement Notice and Landlord and Tenant shall determine, pursuant to mutual written agreement in good faith (or, if Landlord and Tenant are unable to so agree within thirty (30) days after the date of Landlord’s receipt of such Major Repair/Replacement Notice, Corporate Cooling & Controls, LLC or another heating, ventilating and air conditioning contractor mutually agreeable to Landlord and Tenant shall determine) that (A) any Landlord Repair HVAC Unit shall require replacement, in its entirety, or (B) a Major HVAC Unit Repair shall be required to be made with respect to any Landlord Repair HVAC Unit, then and in any such event, not later than sixty (60) days after such determination shall have been made, Landlord shall, as applicable, (I) purchase a new heating, ventilating and air conditioning unit of comparable quality and capacity to the Landlord Repair HVAC Unit that is to be replaced and install the same (together with, if and as determined to be necessary or applicable, new ductwork to serve such Landlord Repair HVAC Unit) so as to provide service to the Expanded Premises, or (II) promptly undertake, perform and complete such Major HVAC Unit Repair at Landlord’s sole risk and in a first class manner consistent with industry standards. Subject to the penultimate and last sentences of this paragraph, all costs and expenses incurred by Landlord in connection with the replacement of any Landlord Repair HVAC Unit or the performance of a Major HVAC Unit Repair in accordance with the terms and conditions of Section 10 of this Amendment shall be paid by Landlord, at Landlord’s sole cost and expense. Notwithstanding anything to the contrary set forth in the preceding terms and conditions of Section 10 of this Amendment: (1) No repair or replacement made by Landlord with respect to any Landlord Repair HVAC Unit shall be deemed to be a “Major HVAC Unit Repair” for purposes of this paragraph unless made by Landlord subsequent to a Major Repair/Replacement Notice and pursuant to the mutual written agreement of Landlord and Tenant (or, as provided in the preceding terms and conditions of this paragraph, the determination of Corporate Cooling & Controls, LLC or another contractor) that such work is necessary; (2) The terms and conditions of Section 10 of this Amendment shall obligate Landlord to make only one (1) Major HVAC Unit Repair or one (1) replacement to each of the Landlord Repair HVAC Units during the Landlord Repair HVAC Units Period and, in the event that any Landlord Repair HVAC Unit shall require one or more additional Major HVAC Unit Repairs or replacements subsequent to the completion by Landlord, with respect to such Landlord Repair HVAC Unit, of a Major HVAC Unit Repair or a replacement, all such additional repairs or replacements with respect to the Landlord Repair HVAC Unit in question shall be governed by the terms and conditions of the Existing Lease as if the terms and conditions of Section 10 of this Amendment had never been incorporated and made a part of this Amendment; and (3) The terms and conditions of Section 10 of this Amendment shall be applicable only during the Landlord Repair HVAC Units Period and shall not apply to any renewal terms or extension periods of the term of the Lease occurring after the last day of the Landlord Repair HVAC Units Period. Notwithstanding the foregoing terms and conditions of this paragraph, in the event that in accordance with the terms and conditions of this paragraph Landlord shall become obligated to replace any Landlord Repair HVAC Unit in its entirety, Tenant shall have the right, at Tenant’s option (to be exercised by giving notice thereof to Landlord as part of the applicable Major Repair/Replacement Notice), to require Landlord to purchase and install the new heating, ventilating and air conditioning unit specified by Tenant in such notice to be of superior quality and capacity to the Landlord Repair HVAC Unit that is to be replaced. In the event that in accordance with the terms and conditions of the preceding sentence Tenant shall require Landlord to purchase and install any new heating, ventilating and air conditioning unit of superior quality and/or capacity, then and in any such event, not later than ten (10) days after written demand shall be made therefor by Landlord of Tenant, Tenant shall reimburse Landlord for that portion of the cost of purchase and installation of such new heating, ventilating and air conditioning unit as shall exceed the cost that would have been incurred by Landlord in connection with the purchase and installation of a new heating, ventilating and air conditioning unit of comparable quality and capacity to the Landlord Repair HVAC Unit that was replaced.

     Section 11. Additional Security Deposit Funds.

     Not later than that date which is ten (10) days after the date of this Amendment, Tenant shall deposit with Landlord, in cash, as additional monies intended to be a part of the Security Deposit (as such term is defined in the Existing Lease) the sum of $12,144.00.

     Section 12. Reserved Parking.

     Notwithstanding anything to the contrary set forth elsewhere in the Lease, Tenant shall have the exclusive right to use the two (2) parking spaces shown on Exhibit F attached to and hereby made a part of this Amendment for the parking of automobiles owned or leased by visitors to the Premises.

     Section 13. Right of First Offer.

     (a) For purposes of this Amendment, “Buildings” means, collectively, all of the following buildings located in Columbia, Howard County, Maryland that are as of the date of this Amendment owned by Landlord — 6410 Dobbin Road, 6420 Dobbin Road, 6430 Dobbin Road, 6440 Dobbin Road, 6450 Dobbin Road, 6460 Dobbin Road and 6470 Dobbin Road. For purposes of this Amendment, “AV Imports Space” means all of that space located in the Building known as 6450 Dobbin Road, comprised of approximately 12,700 square feet of space, in the aggregate, that is as of the date of this Amendment subject to a pre-existing lease pursuant to which such space is leased by Landlord to AV Imports, Inc., a Maryland corporation. For purposes of this Amendment, “Signs by Tomorrow Space” means all of the space at the Building known as 6460 Dobbin Road, comprising approximately 7,297 square feet of space, that is as of the date of this Amendment subject to a pre-existing lease pursuant to which Landlord leases such space to Signs by Tomorrow, Inc., a Maryland corporation. For purposes of this Amendment, “Monumental Life Space” means all of that space located in the Building known as 6460 Dobbin Road, comprising approximately 3,250 square feet of space, that is as of the date of this Amendment subject to a pre-existing lease pursuant to which Landlord leases such space to Monumental Life Insurance Company, a Maryland corporation. For purposes of this Amendment, “Right of First Offer Period” means that period of time commencing on the date of this Amendment and ending on January 31, 2008.

     (b) During the Right of First Offer Period, but subject to and in accordance with, the terms and conditions of Section 13 of this Amendment, Tenant shall have a continuing right of first offer as to all of the Offer Space (herein defined). If at any time during the Right of First Offer Period Landlord shall become aware of the availability, or impending availability, for lease of space in any of the Buildings (any such space being sometimes hereinafter referred to as “Offer Space”), Landlord shall notify Tenant thereof (a “Landlord Notice”).

     (c) The Landlord Notice shall describe such Offer Space, the date as of which such Offer Space shall be available for lease, and the terms and conditions under which Landlord is willing to lease such Offer Space to Tenant for a term (the “Offer Space Lease Term”) expiring on the last day of the Extended Term; provided, however, but subject to the right of Tenant to have the Minimum Monthly Rent (and annual escalations thereof) determined in accordance with the terms and conditions of Section 13(d) of this Amendment, the Minimum Monthly Rent to be paid by Tenant to Landlord for such Offer Space with respect to the Offer Space Lease Term shall be paid at the rate (including, without limitation, annual escalations thereof) determined by Landlord, in Landlord’s reasonable discretion, to be the “market” Minimum Monthly Rent paid by tenants similar to Tenant to landlords similar to Landlord for space similar to such Offer Space in buildings similar to the Buildings in markets similar to the market in which the Buildings are located and otherwise on terms and conditions (including, without limitation, terms and conditions as pertaining to any allowances typically extended by landlords for the construction of alterations and improvements by tenants of the premises demised to them) similar to the terms and conditions described in the Landlord Notice. In the event that Tenant shall desire to lease such Offer Space from Landlord for the Offer Space Lease Term upon the terms and conditions of set forth in the Landlord Notice, then and in such event (i) Tenant shall have five (5) business days from the date of the Landlord Notice to give notice (the “Tenant Notice”) to Landlord of Tenant’s intention in such regard, and (ii) not later than twenty (20) days after delivery by Landlord to Tenant of a draft of an amendment to the Lease (or at the option of Landlord, a new lease pertaining only to such Offer Space) pursuant to which, if executed and delivered by Landlord and Tenant, Tenant would lease such Offer Space from Landlord for the Offer Space Lease Term upon the terms and conditions set forth in the Landlord Notice (subject, if applicable, to the determination of the Minimum Monthly Rent in accordance with the terms and conditions of Section 13(d) of this Amendment), Tenant shall enter into such amendment to the Lease or such new lease with Landlord so as to lease such Offer Space from Landlord upon such terms and conditions. If Tenant shall fail to give a Tenant Notice to Landlord within such period of five (5) business days or Tenant shall fail to enter into such an amendment to the Lease or new lease with Landlord within such period of twenty (20) days, then and in either of such events, the rights granted by Landlord to Tenant pursuant to Section 13 of this Lease with respect to such Offer Space shall expire and Landlord shall have the right to enter into a lease with any third party with regard to such Offer Space on any terms and conditions upon which Landlord and such third party shall agree (including, without limitation, any terms and conditions that are similar or dissimilar to the terms and conditions set forth in the Landlord Notice).

     (d) Subject to, and in accordance with, the terms and conditions of Section 13(d) of this Amendment, Tenant shall have the right, at Tenant’s option, to be exercised by giving notice thereof to Landlord as a part of the Tenant Notice, to have the Minimum Monthly Rent (and all annual escalations thereof) to be paid by Tenant to Landlord with respect to any such Offer Space determined by appraisal in the manner set forth in the succeeding terms and conditions of Section 13(d) of this Amendment if Tenant, in good faith, shall not agree with the determination of Landlord as to such Minimum Monthly Rent set forth in the Landlord Notice. If Tenant shall elect to have the Minimum Monthly Rent (and annual escalations thereof) with respect to such Offer Space determined by appraisal, then and in such event, during that period of five (5) days commencing on the date of the Tenant Notice, Landlord and Tenant shall negotiate in good faith to determine the Minimum Monthly Rent (and all annual escalations thereof) to be paid by Tenant to Landlord with regard to such Offer Space. If agreement cannot be reached within such period of five (5) days, then and no later than ten (10) days after the date of the Tenant Notice, Tenant shall make a reasonable determination of the monthly fair market rental for such Offer Space with regard to the period of time in question (including applicable annual escalations) and shall submit such determination, in writing, to arbitration (together with the determination of Landlord in such regard set forth in the Landlord Notice) in accordance with the following provisions:

          (i) No later than that date which is twelve (12) days after the date of the Tenant Notice, Landlord and Tenant shall each select an office/flex space leasing broker to act as an arbitrator and the two arbitrators so appointed shall no later than fifteen (15) days after the date of the Tenant Notice, select a third mutually acceptable office/flex space leasing broker to act as a third arbitrator;

          (ii) The three arbitrators, acting by a majority, shall no later than twenty-five (25) days after the date of the Tenant Notice, determine the actual monthly fair market rental for such Offer Space (and all annual escalations thereof). The decision of a majority of the arbitrators shall be binding on Landlord and Tenant. Subject to the terms and conditions of the last paragraph of Section 13(d) of this Amendment, the monthly fair market rental determination of Landlord (as set forth in the Landlord Notice) or Tenant (as set forth in the written submission of Tenant described in the preceding terms and conditions of Section 13(d) of this Amendment) which is closest to the monthly fair market rental as determined by the arbitrators shall be the Minimum Monthly Rent with respect to such Offer Space;

          (iii) If either of Landlord or Tenant fails to appoint an arbitrator within the period of time required in Section 13(d) of this Amendment, then and in such event (but subject to the terms and conditions of the last paragraph of Section 13(d) of this Amendment), the arbitrator timely appointed shall determine the Minimum Monthly Rent with respect to such Offer Space; and

          (iv) The entire cost of such arbitration shall be paid by the party to this Amendment whose monthly fair market rental submission is not selected.

Notwithstanding anything to the contrary set forth in the preceding terms and conditions of Section 13(d) of this Amendment, under no circumstances shall the Minimum Monthly Rent required to be paid Tenant to Landlord from time to time with respect to any such Offer Space, expressed on a per square foot per annum basis, be less than the Minimum Monthly Rent required to be paid by Tenant to Landlord with respect to the Expanded Premises pursuant to this Lease for corresponding time periods, expressed on a per square foot per annum basis.

     (e) Notwithstanding the terms and conditions of Section 13(c) of this Amendment, in the event that the Offer Space shall be the AV Imports Space, the Signs by Tomorrow Space, and/or the Monumental Life Space, then and in any such event:

          (i) The terms and conditions pursuant to which Landlord shall be willing to lease such Offer Space to Tenant shall include an offer by Landlord to Tenant to make available to Tenant an allowance for the making by Tenant of alterations and/or improvements to such space in that amount equal to the product of (A) the Applicable AV/Signs/Monumental Allowance Rate (herein defined) and (B) the number of square feet comprising the Offer Space in question. For purposes of this Amendment, “Applicable AV/Signs/Monumental Allowance Rate means: (I) $15.00 per square foot if the Offer Space Lease Term shall be five (5) years or longer in duration; (II) $12.00 per square foot if the Offer Space Lease Term shall be four (4) years or longer in duration but less than five (5) years in duration; (III) $9.00 per square foot if the Offer Space Lease Term shall be three (3) years or longer in duration but less than four (4) years in duration; and (IV) $0.00 per square foot if the Offer Space Lease Term shall be less than three (3) years in duration.

          (ii) The payments of Minimum Monthly Rent that shall be required to be paid by Tenant to Landlord for each of the AV Imports Space, the Signs by Tomorrow Space, and/or the Monumental Life Space, as applicable, with respect to the first (1st) year of the applicable Offer Space Lease Term shall be equal to 1/12 of the product of (A) the number of square feet comprising such Offer Space and (B) the rate set forth in the chart below that applies to the period of time during which the first (1st) day of the applicable Offer Space Lease Term shall occur.

Monthly Minimum Rent Per Square
Foot Per Annum Payable With Respect
Period of Time During Which First (1st) Day of	to First (1st) Year of Applicable Offer
Applicable Offer Space Lease Term Occurs	Space Lease Term
That period of time commencing on the date of this Amendment and ending on March 31, 2005	$12.70
That period of time commencing on April 1, 2005 and ending on January 31, 2006	$13.07
That period of time commencing on February 1, 2006 and ending on January 31, 2007	$13.40
That period of time commencing on February 1, 2007 and ending on January 31, 2008	$13.80
That period of time commencing on February 1, 2008 and ending on January 31, 2009	$14.15
That period of time commencing on February 1, 2009 and ending on January 31, 2010	$14.50
That period of time commencing on February 1, 2010 and ending on January 31, 2011	$14.86

          (iii) The payments of Minimum Monthly Rent that shall be required to be paid by Tenant to Landlord for each of the AV Imports Space, the Signs by Tomorrow Space and/or the Monumental Life Space, as applicable, with respect to the second (2nd) and each succeeding year of the applicable Offer Space Lease Term shall be equal to l/12th of the product of (A) the number of square feet comprising such Offer Space and (B) that rate equal to the product of (I) 1.025 and (II) the Minimum Monthly Rent required to have been paid by Tenant to Landlord for such Offer Space with respect to the immediately preceding year of the applicable Offer Space Lease Term, expressed on a per square foot per annum basis.

          (iv) Except to the extent specified to the contrary in the preceding terms and conditions of Section 13(e) of this Amendment, all of the terms and conditions of Section 13 of this Amendment governing the leasing by Landlord to Tenant of Offer Space shall apply to the leasing by Landlord to Tenant of the AV Imports Space, the Signs by Tomorrow Space and/or the Monument Life Space in accordance with this Amendment.

     (f) The rights extended in Section 13 of this Amendment to Tenant by Landlord are exclusively granted by Landlord to the original Tenant named under the Lease, Martek Biosciences Corporation, and shall not inure to the benefit of or be exercisable by any assignee of the original Tenant named under the Lease or any other party. Notwithstanding the foregoing, Tenant’s rights under Section 13 of this Amendment shall: (i) terminate automatically as of the date of a default (which continues after the giving of any required notice and the expiration of any applicable cure period) by Tenant with respect to any of Tenant’s obligations under the Lease; (ii) be subject and subordinate, in all respects and at all times, to any and all Preferential Rights (herein defined) applicable to such Offer Space or any portion thereof, or to any other space in the Building of which such Offer Space or any portion thereof shall be a part, extended by Landlord (or any predecessor-in-interest to Landlord) prior to the date of this Lease for the benefit of any existing or future tenant or occupant of such Building; and (iii) shall not be effective following the last day of the Right of First Offer Period and shall not apply to the Additional Term (as defined in Section 3 of the Third Amendment). For purposes of Section 13 of this Amendment, “Preferential Rights” means all rights of renewal, rights of first refusal, rights of first offer, rights to expansion space or any other rights or agreements similar or dissimilar to the foregoing concerning the future or potential leasing of Offer Space or any portion thereof or any other space in the Building of which Offer Space or any portion thereof shall be a part.

     Section 14. Amendment to Section 51 of Existing Lease Concerning Renewal Option.

     (a) Effective as of the date of this Amendment, Section 51 of the Existing Lease (entitled “Renewal Option”), as set forth in Section 3 of the Third Amendment, is hereby modified as follows: (i) The Additional Term (as therein defined) shall commence on February 1, 2011 and shall end on January 31, 2016; (ii) The words “ninety- five percent (95%) of” in clause (ii) are hereby deleted in their entireties; and (iii) The first (1st) sentence of the second (2nd) full paragraph is hereby deleted in its entirety and the following shall be inserted in lieu thereof: “Tenant shall be deemed to have waived the right to exercise this renewal option unless Tenant shall have notified Landlord in writing of Tenant’s election to renew (the “Renewal Notice”) on or before July 31, 2010.”

     (b) Subject to the terms and conditions of Section 14(a) of this Amendment, Landlord and Tenant hereby acknowledge and agree that Section 51 of the Existing Lease (entitled “Renewal Option”), as reflected in Section 3 of the Third Amendment, remains in full force and effect in all respects.

     Section 15. Deletion of Certain Terms and Conditions of Existing Lease.

     Effective as of the date of this Amendment, the following terms and conditions of the Existing Lease are hereby deleted in their entireties and shall be of no further force or effect whatsoever:

     (a) Section 49 of the Existing Lease (entitled “Expansion Option”), as set forth in Section 3 of the Third Amendment; and

     (b) Section 50 of the Existing Lease (entitled “Right of First Offer”), as set forth in Section 3 of the Third Amendment.

Tenant hereby represents and warrants to Landlord that at no time on or before the date of this Amendment did Tenant exercise any of the rights granted by Landlord to Tenant pursuant to Section 49 of the Existing Lease (entitled “Expansion Option”) or Section 50 of the Existing Lease (entitled “Right of First Offer”).

     Section 16. Inapplicability to Certain Portion of Initial Term and to Extended Term of Certain Terms and Conditions of Existing Lease.

     The following terms and conditions of the Existing Lease shall be inapplicable to the leasing by Landlord to Tenant of the Existing Premises with respect to the Extended Term and of the Additional Premises with respect to that portion of the Initial Term commencing on the Additional Premises Occupancy Date and the Extended Term, even though such terms and conditions shall remain applicable, as the context shall require, to the leasing by Landlord to Tenant of the Existing Premises pursuant to the Existing Lease with respect to the Initial Term:

     (a) Sections 5B and 5C of the Original Lease;

     (b) Article 45 of the Original Lease;

     (c) Exhibit C of the Original Lease;

     (d) Section 7 of the First Amendment;

     (e) Section 8 of the Second Amendment;

     (f) Section 8 of the Third Amendment; and

     (g) Sections 2 and 8 of the Fourth Amendment.

     Section 17. Representations and Warranties of Tenant.

     Tenant hereby represents and warrants to Landlord that on and as of the date of this Amendment: (a) Tenant is a corporation duly formed and validly existing, in good standing, under the laws of the State of Delaware; (b) Tenant is registered and duly authorized to do business in the State of Maryland as a foreign corporation; (c) The officer of Tenant executing and delivering this Amendment on behalf of Tenant is authorized to execute and deliver this Amendment on behalf of Tenant, and when so executed and delivered by such officer, this Amendment shall be binding upon and enforceable against Tenant in all respects; (d) Tenant is not in default with respect to any of the obligations of Tenant set forth in the Existing Lease; (e) To Tenant’s knowledge, Landlord has fulfilled all of the obligations of Landlord to Tenant set forth in the Existing Lease that were required to be fulfilled by Landlord prior to the date of this Amendment; and (f) To Tenant’s knowledge, Landlord is not in default with respect to any of the obligations of Landlord set forth in the Existing Lease. Nothing set forth in the preceding terms and conditions of Section 17 of this Amendment shall be construed so as to relieve Landlord of any of the agreements, covenants or obligations of Landlord set forth in this Amendment.

     Section 18. Brokers.

     Landlord hereby represents and warrants to Tenant that it has dealt with no real estate agents or brokers in connection with the negotiation, execution and delivery of this Amendment other than Manekin, LLC (the “Broker”) and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution and delivery of this Amendment other than to the Broker. Tenant hereby represents and warrants to Landlord that it has dealt with no real estate agents or brokers in connection with the negotiation, execution and delivery of this Amendment other than the Broker and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution and delivery of this Amendment other than to the Broker. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) that Landlord may incur or suffer in connection with, or in any way relating to, the inaccuracy of any representation or warranty made by Tenant in this paragraph. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, demands, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees) that Tenant may incur or suffer in connection with, or in any way relating to, the inaccuracy of any representation or warranty made by Landlord in this paragraph. Landlord shall pay all brokerage fees and/or commissions due and payable to the Broker in connection with the negotiation, execution and delivery of this Amendment pursuant to a separate written agreement entered into prior to the date of this Amendment between Landlord and the Broker.

     Section 19. Time of Essence.

     Time shall be of the essence with respect to each and every of the obligations of Tenant and Landlord set forth in this Amendment.

     Section 20. Ratification; Conflicting Provisions.

     Except as and only to the extent explicitly modified by the terms and provisions of this Amendment, all of the terms and provisions of the Existing Lease and the exhibits thereto are ratified and confirmed in all respects, remain in full force and effect. In the event that any of the terms, conditions or provisions of this Amendment shall conflict with any of the terms, conditions or provisions of the Existing Lease, then and in any such event, the terms, conditions and provisions of this Amendment shall be controlling.

     Section 21. Entire Agreement; Amendments.

     This Amendment contains the entire understanding of the parties to this Amendment with respect to the subject matters covered in this Amendment and no prior agreements or understandings between the parties to this Amendment, or in any way relating to the subject matter covered in this Amendment, shall be effective after the execution of this Amendment, whether or not such agreements or understandings are similar, broader in scope, more narrow in scope or in any other way different from the terms and conditions of this Amendment. This Amendment may be modified only by a written instrument signed by the parties to this Amendment.

     Section 22. Effectiveness.

     The furnishing to Tenant of the form of this Amendment shall not constitute an offer by Landlord and this Amendment shall become effective in accordance with its terms upon and only upon its execution by and delivery by the parties to this Amendment.

     Section 23. Recitals; Headings.

     The recitals set forth at the beginning of this Amendment shall be deemed to be a part of this Amendment. The headings set forth at the beginning of each of the sections of this Amendment are inserted for convenience of reference only and shall not be deemed to have any legal significance or meaning whatsoever.

     Section 24. Governing Law.

     This Amendment and the terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Maryland.

     Section 25. Successors and Assigns.

     This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 26. Tenant’s Right to Cure.

     Notwithstanding anything to the contrary set forth elsewhere in this Amendment, in the event that for any reason other than (a) the occurrence of an event of Force Majeure, (b) any delay or hindrance on the part of Tenant, or (c) any default by Tenant with respect to any of the agreements, covenants or obligations of Tenant set forth in the Lease, (i) Landlord shall fail to Substantially Complete the Landlord’s Roof Work on or before the Landlord’s Roof Work Substantial Completion Target Date, (ii) Landlord shall fail to Substantially Complete the Additional Landlord Work on or before the Additional Landlord Work Substantial Completion Target Date, and/or (iii) Landlord shall fail to Substantially Complete the Windows/Doors Work on or before the Windows/Doors Work Substantial Completion Target Date, then and in any such event (but subject to the terms and conditions of Article 44 of the Original Lease), Tenant shall have the right (but not the obligation) to complete such obligation on the part of Landlord in a commercially reasonable manner. If in accordance with the preceding terms and conditions of Section 26 of this Amendment, Tenant shall complete any such obligation of Landlord, all reasonable costs and expenses actually incurred and paid by Tenant in such regard shall be reimbursed to Tenant by Landlord not later than thirty (30) days after written demand shall be made therefor by Tenant of Landlord (which written demand shall be accompanied by copies of invoices or other evidence reasonably satisfactory to Landlord showing Tenant to have actually incurred and paid the costs and expenses in question).

     Section 27. Mortgagee Consent

     (a) For purposes of this Amendment, “Mortgagee” means Allstate Life Insurance Company. For purposes of this Amendment, “Mortgage” means that certain Indemnity Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing dated as of December 21, 1995 made by Original Landlord to John D. Hagner and Stuart A. Kruger, Trustees, acting on behalf of Mortgagee, as beneficiary, together with all addenda, exhibits, riders and supplements thereto and any and all amendments (if any) thereto in effect as of the date of this Amendment, as recorded prior to the date of this Amendment among the Land Records of Howard County, Maryland. For purposes of this Amendment, “Non-Disturbance Agreement” means that certain Agreement of Subordination, Non-Disturbance and Attornment dated December 21, 1995 made by Mortgagee in favor of Tenant with respect to the Lease and the Mortgage.

     (b) Notwithstanding anything to the contrary set forth elsewhere in this Amendment, each and every of the agreements, covenants and obligations of Landlord and Tenant set forth in this Amendment are expressly contingent upon the obtaining by Landlord on or before that date which is thirty (30) days after the date of this Amendment of the written consent of Mortgagee, given with respect to the Mortgage and the Non-Disturbance Agreement, to the terms and conditions of (i) this Amendment, (ii) the Fourth Amendment, and (iii) the Fifth Amendment. Landlord shall use commercially reasonable efforts to obtain such written consent of Mortgagee as soon as possible after the date of this Amendment. Landlord represents and warrants to Tenant that as of the date of this Amendment Landlord has no knowledge, information or belief that Mortgagee will refuse to give such written consent on or before that date which is thirty (30) days after the date of this Amendment. In the event that for any reason whatsoever Mortgagee shall not give such written consent for such purposes with respect to the terms and conditions of this Amendment, the Fourth Amendment and/or the Fifth Amendment on or before that date which is thirty (30) days after the date of this Amendment, then and in any such event, this Amendment shall terminate automatically as of that date which is thirty (30) days after the date of this Amendment, without any obligation on the part of any party to this Amendment to give notice thereof to the other party to this Amendment, whereupon the Existing Lease shall continue in full force and effect as if this Amendment had never been executed and delivered by Landlord and Tenant, and thereupon neither of the parties to this Amendment shall have any further rights, liabilities or obligations to the other party to this Amendment pursuant to this Amendment except for those rights, liabilities and obligations set forth in this Amendment which in accordance with the terms and conditions of this Amendment expressly survive any such termination of this Amendment.

     (c) For purposes of this Amendment, “Early Start Tenant Improvements” means the alterations and improvements to the Expanded Premises that are more particularly described in Exhibit G attached to and hereby made a part of this Amendment. For purposes of this Amendment, “Early Start Tenant Improvements Costs” means, collectively, the costs and expenses actually and reasonably incurred by Tenant in connection with the construction and/or installation of the Early Start Tenant Improvements. Tenant has heretofore advised Landlord that, at Tenant’s sole option and risk and though not yet approved by Landlord in accordance with the terms and conditions of Section 6 of this Amendment (but, as to the Additional Premises only, in accordance with the terms of that certain indemnity letter dated February 12, 2004 sent by Manekin, LLC, agent of Landlord, to Tenant (as amended by that certain letter dated May 6, 2004 sent by Manekin, LLC, agent of Landlord, to Tenant)), Tenant has on or before the date of this Amendment commenced the construction and/or installation of the Early Start Tenant Improvements, intending, ultimately, that the Early Start Tenant Improvements comprise a portion of the Other Tenant Improvements. In the event that in accordance with the terms and conditions of Section 27(b) of this Amendment this Amendment shall terminate, then and in such event, not later than thirty (30) days after written demand shall be made therefor by Tenant of Landlord, Landlord shall reimburse Tenant, in an amount not to exceed $325,000.00, in the aggregate, for Early Start Tenant Improvements Costs actually incurred and paid by Tenant with respect to Early Start Tenant Improvements that are approved by Landlord as part of the Other Tenant Improvements in accordance with the terms and conditions of Section 6 of this Amendment. Nothing set forth in Section 27(c) of this Amendment shall be construed to be the consent of Landlord to, or the approval by Landlord of, any of the Early Start Tenant Improvements, it being acknowledged and agreed by Landlord and Tenant that such consent and/or approval of Landlord shall be governed by the terms and conditions of Section 6 of this Amendment. Any demand made by Tenant of Landlord for reimbursement in accordance with the terms and conditions of Section 27(c) of this Amendment shall be accompanied by copies of invoices or other evidence reasonably satisfactory to Landlord showing Tenant to have actually incurred and paid the costs and expenses in question. Immediately upon any reimbursement made by Landlord to Tenant for Early Start Tenant Improvements Costs in accordance with the terms and conditions of Section 27(c) of this Amendment, the Early Start Tenant Improvements shall become the property of Landlord. Following termination of this Amendment in accordance with the terms of Section 27(c) of this Amendment, Tenant shall use commercially reasonable efforts to mitigate the amount of any reimbursement that Landlord may otherwise become obligated to make to Tenant in accordance with the terms and conditions of Section 27(c) of this Amendment. In furtherance of the preceding sentence, if any of the items intended by Tenant to comprise a portion of the Early Start Tenant Improvements shall not have been delivered to the Expanded Premises as of the date of termination of this Amendment, though subject to purchase agreements under which Tenant shall be the contract purchaser, then and in such event and after consultation in regard thereto with Landlord, to the extent possible and in order to minimize the reimbursement obligations of Landlord to Tenant pursuant to Section 27(c) of this Amendment in connection therewith, Tenant shall promptly cancel all such purchase agreements that Tenant may cancel (i) without penalty and (ii) upon payment of a penalty (including, without limitation, the forfeiture of any prepaid deposit) so long as Landlord shall approve in writing of such penalty. If, in accordance with the terms and conditions of the preceding sentence of this paragraph and with the approval of Landlord, Tenant shall incur a penalty in connection with the cancellation of any purchase agreement, the amount of such penalty shall be deemed to be includable as part of the Early Start Tenant Improvements Costs. The obligations of Landlord and Tenant set forth in Section 27(c) of this Amendment shall survive any termination of this Amendment in accordance with the terms and conditions of Section 27(b) of this Amendment.

     Section 28. Counterparts.

     This Amendment may be executed in counterparts, each of which shall be deemed to be an original of this Amendment, but all of which, together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment under seal on and as of the date first set forth above.

LANDLORD:

WITNESS:	M.O.R. CBC LLC,
a Maryland limited liability limited company
	By:	AMB Property, L.P., a Delaware limited
partnership, its Managing Member
		By:	AMB Property Corporation, a Maryland
corporation, its General Partner

			By:	/s/ David G. King	(SEAL)

David G. King, Vice President

Date of Execution: May 13, 2004

TENANT:

WITNESS/ATTEST:	MARTEK BIOSCIENCES CORPORATION

	By:	/s/ George P. Barker			(SEAL)

George Barker, Senior Vice President

Date of Execution: May 13, 2004

EXHIBIT A

PLAT SHOWING THE EXPANDED PREMISES
(INCLUDING THE ADDITIONAL PREMISES)

A-1

EXHIBIT B

LIST OF TENANT REPAIR HVAC UNITS

The Tenant Repair HVAC Units shall consist solely of the following:

RTU-6 (12 ton) Carrier Model #50PQ014600, Serial #Z883992
RTU-7 (12 ton) Carrier Model #50DP014600, Serial #Y884258
RTU-8 (10 ton) Carrier Model #50DP012600, Serial #W884355
RTU-11 (3 ton) Carrier Model #50QD006520, Serial #2686G43135
RTU-14 (7.5 ton) Carrier Model #50QD008610DA, Serial #1788G32253
RTU-15 (7.5 ton) Carrier Model #50QD008610, Serial #3486G73434
RTU-16 (7.5 ton) Carrier Model #50QD008610, Serial #3486G73433

B-1

EXHIBIT C

DESCRIPTION OF THE ADDITIONAL LANDLORD WORK

     The Additional Landlord Work shall consist solely of the following:

     (a) The replacement of those doors to the exterior of the Expanded Premises that exist as of the date of this Amendment, but are to be rendered inactive by Tenant following the completion of the Tenant Improvements, with windows of similar size (the “Door Replacement Work”). The Door Replacement Work is more particularly described in Exhibit C-l attached to and hereby made a part of this Exhibit C.

     (b) The repair of any damaged tiling that as of the date of this Amendment surrounds any of the exterior doors serving the Expanded Premises.

     (c) The striping or restriping, as applicable, of that portion (the “Additional Parking Area”) of the rear parking lot serving the Building that is more particularly shown on Exhibit F, in a commercially reasonable manner complying with all applicable laws, ordinances, rules and regulations so as to maximize the number of additional parking spaces for automobiles that may be located thereon.

     (d) The installation of additional lighting serving the exterior and parking areas of the Building in a manner and to specifications that are, in the reasonable opinions of Landlord and Tenant, commercially reasonable.

     (e) The repair of the sidewalks that serve the Expanded Premises as of the date of this Amendment, as more particularly described on Exhibit C-2 attached to and hereby made a part of this Exhibit C (the “Sidewalk Repair Work”).

     (f) The removal of those sidewalks that as of the date of this Amendment serve the Expanded Premises that Tenant and Landlord agree in writing shall no longer be necessary following completion of the redesign by Tenant of the interior of the Expanded Premises and the re-landscaping, in a commercially reasonable manner, of those areas of the exterior of the Building where such removed sidewalks were located.

EXHIBIT C-l

DRAWINGS AND/OR SPECIFICATIONS MORE PARTICULARLY DESCRIBING
THE DOOR REPLACEMENT WORK

     The Door Replacement Work shall consist solely of the following:

     (a) Five (5) exterior front doors designated to be inactive by Tenant are to be replaced with windows of similar size. The color of the glass is to match the current windows.

     (b) Replacement of doors and frames of the remaining three (3) doors that are to remain active, including: (i) the current main entrance of the Existing Premises; (ii) the current employee entrance of the Existing Premises; and (iii) the current entrance of the Additional Premises. The color of the glass on these doors is to match the current windows and the doors are to include like hardware. Tenant reserves the right to have the hardware upgraded at Tenant’s cost.

     (c) The replacement of nine (9) of the eighteen (18) rear metal doors (including like hardware). This is to include repair or replacement of the frames as mutually agreed upon by Landlord and Tenant.

     (d) The remaining nine (9) doors and all bay doors are to be painted to match the new doors.

     (e) New signage will be added after painting and/or replacement (to be specified by Tenant at a later date).

EXHIBIT C-2

DESCRIPTION OF THE SIDEWALK REPAIR WORK

     The Sidewalk Repair Work shall consist solely of the following:

     (a) The removal of three (3) sidewalks, entrance pads and connecting walkways leading to exterior doors of the Expanded Premises that have been designated by Tenant to be rendered inactive and which doors shall be replaced with windows of similar size by Landlord (see Exhibit C-l); and

     (b) The repair and/or replacement of uneven remaining sidewalks and entrance pads.

EXHIBIT D

DESCRIPTION OF THE WINDOWS/DOORS WORK

     The Windows/Doors Work shall consist solely of the following:

     (a) The replacement of all of the green glass panels that as of the date of this Amendment are part of the windows at the exterior of the Building;

     (b) The application of pre-formed extruded silicon tape boot over all of the joints between head receptors and head receptor removable stops, as applicable, at all windows and doors along the exterior of the Building;

     (c) The application of pre-formed extruded silicon tape boot over all of the head receptors and subsill flashing/joints, as applicable, at all windows and doors of the exterior of the Building;

     (d) The opening of all sealed weep holes in all of the window sill assemblies along the exterior of the Building; and

     (e) Satisfactory installation of all installed Windows/Doors Work with performance confirmed by field hose testing at (i) the start of such work, (ii) 20% completion, (iii) 50% completion, (iv) 75% completion, and (v) 100% completion.

D-1

EXHIBIT E

LIST OF LANDLORD REPAIR HVAC UNITS

The Landlord Repair HVAC Units shall consist solely of the following:

RTU-1 (7.5 ton) Carrier Model #50D008610DA, Serial #3987G40988 (Existing Premises)
RTU-2 (5 ton) Carrier Model #50D006620DA, Serial #0688G95216(Existing Premises)
RTU-3 (3 ton) Carrier Model #50DJ06600, Serial #4588G06263 (Existing Premises)
RTU-4 (5 ton) Carrier Model#50QJ006600GA, Serial #0489G21159 (Existing Premises)
RTU-5 (20 ton) York Model #D2CE240E05446ECA, Serial #NCBM015179 (Existing Premises)
RTU-9 (15 ton) Carrier Model #50TJ016681AA, Serial #N/A (Existing Premises)
RTU-10 (7.5 ton) Carrier Model #50QD008610, Serial #2188G44864 (Existing Premises)
RTU-12 (15 ton) York Model #D3CE150A46JSA, Serial #NBBM012744 (Existing Premises)
RTU-13 (20 ton) York Model #D2CE240E07246ECA, Serial #NCBM014896 (Existing Premises)
RTU-17 (7.5 ton) Carrier Model #50QD008610, Serial #3486G73430 (Existing Premises)
RTU-18 (5 ton) Carrier Model #50LJQ06610, Serial #4991G47758 (Existing Premises)
RTU-19 (5 ton) Carrier Model #50QD006600-20A, Serial #4586G19868 (Existing Premises)
RTU-20 (5 ton) Carrier Model #50QD006600-20A, Serial #0387G50336 (Existing Premises)
RTU-1 (7.5 ton) Carrier Model #50TJQ008-601GA, Serial #3598G30553 (Additional Premises)
RTU-2 (5 ton) York Model #B3CH060A46C, Serial #NDFM038983 (Additional Premises)

E-1

EXHIBIT F

PLAT SHOWING RESERVED
PARKING SPACES AND ADDITIONAL PARKING AREA

F-1

EXHIBIT G

DESCRIPTION OF THE EARLY START TENANT IMPROVEMENTS

     The Early Start Tenant Improvements shall consist solely of the following:

     (a) An alarm system serving the Expanded Premises;

     (b) The fit out of a molecular laboratory within the Expanded Premises;

     (c) Carpeting, painting, construction, IT and wiring of Suite A of the Expanded Premises; and

     (d) Carpeting for that portion of the Expanded Premises other than Suite A.

F-2